EXTENSION OF LEASE

            It is hereby agreed by and between HOWARD SIEGEL, as Landlord, and AMERICAN MEDICAL ALERT CORP., as Tenant, as follows:

            1. The parties previously entered into a written lease of premises 3265 Lawson Blvd., Oceanside, New York, on December 31, 1994 for a term commencing on January 1, 1995 and ending on December 31, 1999.

            2. It is hereby agreed that the term of the aforementioned Lease is hereby extended for a term commencing on January 1, 2000 and terminating on September 30, 2007.

            3. It is hereby agreed that the annual rent shall be increased by an amount equal to five (5%) percent of the prior years annual rent. As of January 1, 2000, the annual rent shall be an amount equal to the annual rent in effect for the calendar year 1999, plus an increase equal to five (5%) percent of said annual rent. Thereafter, on January 1 of each succeeding year the annual rent shall be increased by an amount equal to five (5%) percent of the prior years rental. All rents shall be paid in equal monthly installments.

            4. Except as hereinabove set forth, the terms and provisions of the aforementioned Lease executed by and between the parties hereto shall remain in full force and effect.

Dated:      February 9, 1998


                                                  /s/ HOWARD SIEGEL
                                                  ------------------------------
                                                  HOWARD SIEGEL, Landlord



                                                  AMERICAN MEDICAL ALERT CORP.

                                                  By: /s/ COREY M. ARONIN, CFO
                                                    ----------------------------
                                                  Tenant